Exhibit 10(a)


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Jorden Burt Boros Cicchetti Berenson & Johnson
                Suite 400 East
      1025 Thomas Jefferson Street, N.W.
            Washington, D.C. 20007


                April 28, 1998




Maxim Series Fund, Inc.
8515 E. Orchard Road
Englewood, C)  80111

Re:  Post-Effective Amendment No. 55 to the
Registration Statement on Form N1-A
     File No. 2-75503

Ladies and Gentlemen:

We have acted as counsel tot he Maxim Series Fund, Inc., a Maryland corporation, regarding the federal securities laws applicable to the above-captioned
Registration Statement. We hereby consent to the reference to us under the heading Legal Counsel in the prospectus of the Registration Statement filed today with the Securities and Exchange Commission.

Very truly yours,

/s/ Jorden Burt Boros Cicchetti Berenson &
Johnson LLP

JORDEN BURT BOROS CICCHETTI BERENSON &
JOHNSON LLP